EXHIBIT 10(a)








                       ASSET AND SHARE PURCHASE AGREEMENT





                                  by and among




                         Thermo Instrument Systems Inc.,

                             ATI Acquisition Corp.,

                          Analytical Technology, Inc.,

                       and, for certain limited purpuses,

                                 Thermedics Inc.





                          Executed on November 29, 1995
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                       ASSET AND SHARE PURCHASE AGREEMENT


             THIS AGREEMENT, dated as of the 29th day of November, 1995, by and among Thermo Instrument Systems Inc., a Delaware corporation having an office at 504 Airport Road, Santa Fe, New Mexico 87504 ("Thermo Instrument"), ATI Acquisition Corp., a Wisconsin corporation and a wholly-owned subsidiary of Thermo Instrument ("Acquisition"), and Analytical Technology, Inc., a Delaware corporation having an office at The Schrafft Center, 529 Main Street, Boston, Massachusetts 02129 ("ATI"). Thermedics Inc. ("Thermedics") is made a party to this Agreement for purposes of Section 1.3 hereof.

             For and in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party hereto, the parties hereto agree as follows:


                                    ARTICLE 1

                                 THE TRANSACTION

             Section 1.1.  Sale and Purchase of Assets and Shares.

                  (a) Assets and Shares to be Purchased. At the Closing (as defined in Section 2.1 hereof), ATI will sell, convey, transfer, assign and deliver or cause to be sold, conveyed, transferred, assigned and delivered to Acquisition, and Acquisition will purchase from ATI, for the purchase price specified in Section 1.2 and subject to the terms and conditions hereof, the "Assets," as hereinafter defined. The term "Assets" shall mean all of ATI's right, title and interest in and to all property, whether real or personal, whether tangible or intangible, wheresoever situated and whether or not specifically referred to herein or in any instrument or conveyance delivered pursuant hereto, primarily employed in or primarily related to its analytical instrument business, including without limitation the business carried on by its Mattson Instruments, Unicam Analytical Systems and Cryolect Scientific divisions and the TGA/DCA and Capillary Electrophoresis product lines of its Cahn division (the "Business"), and including without limitation, the personal property described below in this Section 1.1(a):

                       (i) Real Property. All of ATI's rights under leases relating to the real property located at (i) 1004 Fourier Drive, Madison, Wisconsin and (ii) 2109-2113 Eagle Drive, Middleton, Wisconsin;
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                       (ii)  Inventories.  All inventories of raw
        materials, work in process, finished products and resale merchandise, scrap inventory, expendable manufacturing supplies and similar items owned by ATI and related to the Business;

                       (iii) Machinery and Equipment. All machinery and equipment, wherever located, that are owned by ATI and that are primarily employed in, or primarily relate to, the manufacture, production, assembly, handling, distribution and sale of products for the Business, together with the spare parts inventories and all manufacturing or production tools and maintenance supplies pertaining thereto;

                       (iv)  Furniture and Fixtures.  All office
        furniture, office equipment and office supplies and computer hardware owned by ATI that are primarily employed in, or primarily related to, the Business (except for such items located at ATI's corporate headquarters);

                       (v) Personal Property Leases. All right, title and interest of ATI under leases for personal property included in the Assumed Liabilities (as defined in Section 1.4 hereof);

                       (vi) Patents and Trademarks. All right, title and interest of ATI in, under or to all patents, trademarks, service marks, copyrights, trade names, logos, and applications therefor related primarily to the Business, including (i) any logo and any corporate and/or trade name including the words "Mattson," "Unicam" and/or "Cryolect" and (ii) the patents, trademarks, service marks, copyrights, trade names, logos, and applications therefor listed or described on Schedule 1.1(a)(vi) hereto;

                       (vii) Technical Information. All inventions, discoveries (whether patentable or unpatentable), processes, designs, know-how, trade secrets, proprietary data, technology and other intellectual property of all kinds owned by or licensed to ATI and that are primarily employed in, or primarily related to, the Business, including all drawings, plans, specifications, processes, patterns, dies, designs, blueprints, records, data, product development records, production outlines, information, or knowledge and procedures relating to any of such intellectual property;

                       (viii)  Contract Rights and Miscellaneous
        Intangibles. All right, title and interest of ATI in, under and to all sales, distribution and purchase agreements, and the other agreements, contracts, sales orders, backlog, and commitments of ATI related to the Business and in, under and to all equipment lists, parts lists, computer tapes and discs, systems and programs, proprietary software that pertain to the Assets and the operation and use thereof in the Business;



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                       (ix)  Cash and Cash Equivalents.  All right, title
        and interest of ATI in cash, cash in banks, cash equivalents, deposits, investments, funds, certificates of deposit, drafts, checks and similar instruments that are outstanding and in existence on the Closing Date (as defined in Section 2.1 hereof) and that are related to the Business;

                       (x) Accounts Receivable. All accounts and notes receivable of ATI existing on the Closing Date and related to products sold or services performed by the Business, as well as ATI's right to payment for products sold or services performed by the Business but not yet billed as of the Closing, and all accounts and notes receivable of ATI existing on the Closing Date due from or payable by any of the Acquired Companies (as defined in Section 1.1(a)(xii) below);

                       (xi) Motor Vehicles. All cars, trucks and other motor vehicles listed or described on Schedule 1.1(a)(xi) hereto;

                       (xii) Shares of Certain Subsidiaries. All of the issued and outstanding shares of capital stock of each of the following companies: (A) Mattson Instruments, Limited (a company organized under the laws of the United Kingdom); (B) Unicam Technology Limited (a company organized under the laws of the United Kingdom); (C) Unicam S.A. (a company organized under the laws of Belgium); Unicam Analytical Inc. (a company organized under the laws of Ontario); (D) Unicam France S.A. (a company organized under the laws of France); (E) Unicam Italia SpA (a company organized under the laws of Italy); (F) Unicam Analytical Technology Netherlands B.V. (a company organized under the laws of the Netherlands); and (G) Unicam Analytische System GmbH (a company organized under the laws of Germany) (all such shares of capital stock, collectively, the "Shares"); (each of such companies, and each entity of which fifty percent (50%) or more of the effective voting power or equity interest is owned directly or indirectly by any of such companies, including without limitation: (I) Unicam Limited (a company organized under the laws of the United Kingdom) and (II) Unicam Export Limited (a company organized under the laws of the United Kingdom), each an "Acquired Company" and, collectively, the "Acquired Companies");

                       (xiii) Books and Records. All general books of account, books of original entry and other records of ATI, wherever located, that relate primarily to the Business, including without limitation customer and supplier lists, and all general books of account and books of original entry that comprise the permanent accounting or tax records and books and records (including corporate minutes and stock transfer records) of each Acquired Company that such Acquired Company is required to retain pursuant to any statute, rule or regulation;

                       (xiv) Licenses. All existing permits, licenses, regulatory approvals and franchises of or from any national, regional, state or local government or authority relating

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        primarily to the Business (to the extent transfer is permitted by law);

                       (xv) Tax Refunds. All of ATI's right, title and interest in and to government refunds of federal, state, local, foreign and provincial income, capital gains, property transfer, payroll, withholding, excise, sales, use, use and occupancy, mercantile, real estate, personal property, value added, capital stock, franchise or other taxes and estimated taxes relating thereto (and interest and penalties thereon) with respect to the Business; and

                       (xvi) Miscellaneous Supplies. All catalogs, brochures, product literature, printed materials, shipping and packaging materials and labels, cartons and shipping containers, pallets, shipping equipment, graphics, art work, photographic film, slides, negatives, color separations, printer's and photographer's plates and so-called "camera ready materials" and sales and advertising materials owned by ATI and that are either physically located at any of the Property or that are primarily employed in, or primarily related to, the Business.

                  (b) Retained Assets. Notwithstanding anything contained in Section 1.1(a) to the contrary, ATI shall retain, and the Assets shall not include, any property, whether real or personal, whether tangible or intangible, wheresoever situated and whether or not specifically referred to herein, owned by ATI and primarily employed in or primarily related to its laboratory products business, including without limitation the business carried on by its Orion Research, Cahn Instruments and/or Russell pH divisions (collectively, the "Laboratory Products Division"), and including without limitation, the personal property described below in this Section 1.1(b) (collectively, the "Retained Assets"):

                       (i) Real Property. ATI's rights under leases relating to the real property located at (i) The Schrafft Center, 529 Main Street, Boston, Massachusetts; and (ii) Industrialville Industrial Park, State Highway Number 190, Km 1.5, in Carolina, Puerto Rico;

                       (ii)  Inventories.  Any inventories of raw
        materials, work in process, finished products and resale merchandise, scrap inventory, expendable manufacturing supplies and similar items owned by ATI and related to the Laboratory Products Division;

                       (iii) Machinery and Equipment. Any machinery and equipment, wherever located, that are owned by ATI and that are primarily employed in, or primarily relate to, the manufacture, production, assembly, handling, distribution and sale of products for the Laboratory Products Division, together with the spare parts inventories and any manufacturing or production tools or maintenance supplies pertaining thereto;

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                       (iv)  Furniture and Fixtures.  Any office
        furniture, office equipment or office supplies or computer hardware owned by ATI that are primarily employed in, or primarily related to, the Laboratory Products Division, including without limitation all such items located at ATI's corporate headquarters;

                       (v) Personal Property Leases. Any right, title or interest of ATI under leases for personal property not specifically included in the Assumed Liabilities;

                       (vi) Patents and Trademarks. Any right, title or interest of ATI in, under or to any patents, trademarks, service marks, copyrights, trade names, logos, and applications therefor related primarily to the Laboratory Products Division, including
        (i) any logo and any corporate and/or trade name including the words "Orion, "Cahn" and/or "Russell pH";

                       (vii) Technical Information. Any inventions, discoveries (whether patentable or unpatentable), processes, designs, know-how, trade secrets, proprietary data, technology or other intellectual property of any kind owned by or licensed to ATI that are primarily employed in, or primarily related to, the Laboratory Products Division, including any drawings, plans, specifications, processes, patterns, dies, designs, blueprints, records, data, product development records, production outlines, information, or knowledge and procedures relating to any of such intellectual property;

                       (viii)  Contract Rights and Miscellaneous
        Intangibles. Any right, title or interest of ATI in, under or to any sales, distribution and purchase agreements, and the other agreements, contracts, sales orders, backlog, and commitments of ATI related to the Laboratory Products Division or in, under or to any equipment lists, parts lists, computer tapes and discs, systems and programs, proprietary software that pertain to the Retained Assets and the operation and use thereof by the Laboratory Products Division;

                       (ix) Cash and Cash Equivalents. Any right, title or interest of ATI in cash, cash in banks, cash equivalents, deposits, investments, funds, certificates of deposit, drafts, checks and similar instruments that are outstanding and in existence on the Closing Date and that are related to the Laboratory Products Division;

                       (x) Accounts Receivable. Any accounts or notes receivable of ATI existing on the Closing Date and related to products sold or services performed by the Laboratory Products Division, or ATI's right to payment for products sold or services performed by the Laboratory Products Division but not yet billed as of the Closing;


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                       (xi)  Motor Vehicles.  Any cars, trucks or other
        motor vehicles listed or described on Schedule 1.1(b)(xi) hereof;

                       (xii) Shares of Capital Stock. The capital stock of any corporation or company other than the companies identified in Section 1.1(a)(xii);

                       (xiii) Books and Records. Any general books of account, books of original entry or other records of ATI, wherever located, that relate primarily to the Laboratory
        Products Division;

                       (xiv) Licenses. Any existing permits, licenses, regulatory approvals or franchises of or from any national, regional, state or local government or authority relating primarily to the Laboratory Products Division;

                       (xv) Tax Refunds. Any of ATI's right, title or interest in or to government refunds of federal, state, local, foreign and provincial income, capital gains, property transfer, payroll, withholding, excise, sales, use, use or occupancy, mercantile, real estate, personal property, value added, capital stock, franchise or other taxes and estimated taxes relating thereto (and interest and penalties thereon) with respect to the Laboratory Products Division; or

                       (xvi) Miscellaneous Supplies. Any catalogs, brochures, product literature, printed materials, shipping and packaging materials or labels, cartons or shipping containers, pallets, shipping equipment, graphics, art work, photographic film, slides, negatives, color separations, printer's and photographer's plates or so-called "camera ready materials" or sales or advertising materials owned by ATI and that are primarily employed in, or primarily related to, the Laboratory Products Division.

             Section 1.2. Purchase Price. The aggregate purchase price to be paid to ATI by Acquisition for the Assets shall be $34,932,830 (as reduced pursuant to following sentence and as adjusted pursuant to the terms of Section 1.3, the "Purchase Price"), plus the assumption of certain liabilities of ATI as hereinafter provided. At the Closing, Acquisition shall deliver to ATI Acquisition's promissory note, in the form set forth as Exhibit A to this Agreement (the "Note"), representing the obligation of Acquisition to pay the Purchase Price to ATI in cash immediately after the consummation of the transactions contemplated by the TMD Agreement.

             Section 1.3.  Adjustments to Purchase Price.

                  (a) Thermo Instrument and Acquisition acknowledge that, pursuant to Section 1.3 of the TMD Agreement, Thermedics shall cause ATI to prepare a consolidated balance sheet of ATI and its subsidiaries, as of the end of ATI's fiscal month next

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        preceding the Closing Date, but without giving effect to the transactions contemplated by this Agreement (the "Closing Balance Sheet"), which Closing Balance Sheet shall be the basis for an adjustment of the aggregate amount paid by Thermedics pursuant to the TMD Agreement (the "TMD Purchase Price"). Thermedics, Thermo Instrument and Acquisition agree that, in the event that the TMD Purchase Price is actually adjusted pursuant to Section 1.3 of the TMD Agreement, then the Purchase Price payable hereunder by Acquisition shall then be either increased or decreased, as may be appropriate, to the extent that such adjustment to the TMD Purchase Price is attributable to the operations of the Business.

                  (b) In the event that the parties to the TMD Agreement find it necessary or desirable to retain an accounting firm to resolve any dispute between them with respect to the Closing Balance Sheet pursuant to Section 1.3(d) of the TMD Agreement, then Acquisition shall reimburse Thermedics for one-half of the portion of the fees and expenses of such accounting firm that are actually paid by Thermedics.

                  (c) If Thermedics and Thermo Instrument are unable to agree on the portion of any adjustment to the TMD Purchase Price that is attributable to the operations of the Business, then they shall retain a nationally recognized accounting firm to resolve any dispute between them and the determination of such accounting firm shall be binding upon them and their respective subsidiaries. In such event, Thermedics and Thermo Instrument shall each pay one-half of such accounting firm's fees and expenses.

             Section 1.4. Assumption of Liabilities. Subject to the terms and conditions contained in this Agreement, Acquisition shall, at the Closing, assume and agree to pay or perform, or cause to be paid or performed, only (a) those obligations and liabilities of ATI that (i) are accurately reflected on the unaudited consolidated balance sheet of ATI as at September 30, 1995 (the "Pre-Closing Balance Sheet") and (ii) relate solely or primarily to the Business (including without limitation all such obligations and liabilities of ATI to any of the Acquired Companies); and (b) those liabilities, duties and obligations under contracts or agreements that comprise a portion of the Assets (together, the "Assumed Liabilities"). Acquisition will not assume any liabilities of the ATI other than Assumed Liabilities.

             Section 1.5. Escrow Account. Thermo Instrument and Acquisition acknowledge that pursuant to Section 1.5 of the TMD Agreement, for the purpose of providing support of the representations and warranties of ATI contained herein and to induce Thermo Instrument and Acquisition to enter into this Agreement, $5,000,000 shall be withheld from the payment of the TMD Purchase Price at the Closing and shall be set aside in escrow (the "Escrow Account") pursuant to the terms of an Indemnification and Escrow Agreement to be entered into at the

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        Closing by and among Thermedics, Thermo Instrument, ATI, the
        Shareholder Representative (as defined in the TMD Agreement) and BayBank N.A., as escrow agent, in substantially the form of Exhibit B hereto (the "Escrow Agreement"). The funds placed in escrow pursuant to Section 1.5 of the TMD Agreement, together with any interest or earnings thereon, shall be considered the "Escrowed Funds." The Escrowed Funds shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed by the Escrow Agent solely for the purposes and in accordance with the terms of the Escrow Agreement.

             Section 1.6. Adoption by Shareholders. This Agreement shall be promptly submitted for approval to ATI's shareholders (the "Shareholders") either at a duly called and held shareholder meeting (the "Shareholder Meeting") or by majority written consent pursuant to the General Corporation Law of the State of Delaware (the "General Corporation Law"). The Board of Directors of ATI shall recommend to the Shareholders the approval of this Agreement and the transactions contemplated hereby.

             Section 1.7. Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets and the Shares as set forth in Exhibit C hereto. ATI and Acquisition each will report the federal, state, provincial, foreign and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and will not take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, or otherwise.


                                    ARTICLE 2

                                     CLOSING

             Section 2.1. Time and Place of Closing. The closing under this Agreement (herein called the "Closing") shall take place at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02254 at 10:00 a.m., local time, on the day of the later of (i) the approval by the Shareholders of the execution, delivery and performance by ATI of this Agreement and
        (ii) the satisfaction of all other conditions to Closing as set forth in Article 5 hereof, or at such other time or date as may be mutually agreeable to the parties hereto (the date on which the Closing occurs being herein called the "Closing Date"). All transactions at the Closing shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered until all transactions are completed and all documents delivered.




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             Section 2.2.  Deliveries and Proceedings at Closing.

                  (a)  Deliveries by ATI.  ATI will deliver to
        Acquisition such deeds, bills of sale and share transfer documentation and other instruments of conveyance, transfer and assignment, dated the Closing Date and in form and substance reasonably satisfactory to Acquisition's counsel, as shall in the judgment of such counsel be sufficient to vest in Acquisition all of the right, title and interest in and to the Assets (including the Shares).

                  (b) Deliveries by Acquisition. Acquisition will deliver to ATI the Note and such instruments of assumption of liabilities, dated the Closing Date and in form and substance reasonably satisfactory to ATI's counsel, as shall in the judgment of such counsel be sufficient to vest in Acquisition the obligations to satisfy and discharge the Assumed Liabilities.

             Section 2.3. Additional Action to Assure Transferees. Nothing in this Agreement shall be construed to assign any contract, right, commitment, agreement, permit, franchise, or claim included in the Assets (individually, a "Purchased Contract Right") which is by its terms or by law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by ATI would not, as a matter of law, pass to Acquisition as an incident of the assignments provided for by this Agreement. In order, however, to provide Acquisition the full realization and value of every Purchased Contract Right of the character hereinbefore described, ATI at and after the Closing will, at the request and under the direction of Acquisition and in the name of ATI or otherwise as Acquisition shall specify, take or cause to be taken all such action (including without limitation the appointment of Acquisition as attorney-in-fact for ATI, but with powers limited to the specific purposes contemplated hereby) and do or cause to be done all such things as shall in the reasonable opinion of Acquisition be necessary or proper to (a) assure that the rights of ATI under all Purchased Contract Rights shall be preserved for the benefit of Acquisition, and (b) facilitate receipt by Acquisition of the consideration to which ATI would otherwise be entitled in and under all Purchased Contract Rights, which consideration shall be held for the benefit of, and shall be delivered to, Acquisition. In order to accomplish the foregoing, ATI may designate Acquisition as a subcontractor to perform obligations of ATI under any Purchased Contract Rights.


                                    ARTICLE 3

                             [Intentionally Omitted]




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                                    ARTICLE 4

                                    COVENANTS

             Section 4.1. Satisfaction of Conditions Precedent. The parties hereby agree, subject to the terms and conditions provided in this Agreement, to use their reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including the satisfaction of the conditions precedent contained in Article 5 hereof. Each party will use their respective reasonable efforts to obtain consents of all third-parties and governmental authorities necessary, appropriate or desirable for the consummation of the transactions contemplated by this Agreement.

             Section 4.2. Shareholders' Approval. ATI shall take all action necessary in accordance with applicable law to submit this Agreement to the Shareholders for approval and adoption at the earliest possible time. Subject only to the exercise of its fiduciary duty upon advice of counsel, ATI's Board of Directors shall recommend to the Shareholders the adoption of this Agreement and the approval of the transactions contemplated hereby. ATI shall use all reasonable efforts to obtain all votes and approvals of the Shareholders necessary for the approval and adoption of this Agreement and the transactions contemplated hereby under the General Corporation Law and its Certificate of Incorporation and Bylaws.

             Section 4.3.  Certain Employee Benefits Matters.

                  (a) Thermo Instrument expressly reserves the right, at no cost to the Shareholders and subject to the terms of any pension plan, welfare plan or other benefit plan or program of any Acquired Company, to modify or terminate, or to cause to be modified or terminated, any such pension plan, welfare plan or other benefit plan or program at any time or from time to time after the Closing.

                  (b) Except as may be otherwise required by ERISA, Thermo Instrument will give employees of the Acquired Companies credit for service with such Acquired Companies with respect to any of Thermo Instrument's benefit plans which have vesting or length of service requirements.

                  (c) All otherwise eligible employees of the Acquired Companies will be entitled to participate in any employee stock purchase plan adopted from time to time by Thermo Instrument, in accordance with the terms thereof.

                  (d) As permitted by Revenue Procedure 84-77, Thermo Instrument shall be responsible to provide employees of the Business a statement on Form W-2 covering calendar year 1995.

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        ATI shall provide to Thermo Instrument all records concerning
        1995 compensation and withholding, through the Closing Date, for each such employee.

                  (e) The parties hereto do not intend to create any third-party beneficiary rights respecting any employee as a result of the provisions herein and specifically hereby deny any such intention.

             Section 4.4. Expenses. Each party will bear entirely the respective out-of-pocket expenses that it incurs in connection with the transactions contemplated hereby including legal and accounting fees. Notwithstanding the foregoing, this Section 4.4 shall not be construed as relieving any party from any liability which it may have for any breach of any representation or warranty made by it herein or any failure to perform any obligation or comply with any covenant imposed on it herein.

             Section 4.5.  Books and Records; Access.

                  (a) Books and Records. For a period of seven years (or such longer period as may be required by law or as may be reasonably requested by Thermo Instrument as a result of audits, tax contests or pending disputes) from the Closing Date, (i) ATI shall not dispose of or destroy any of their business records and files to the extent they relate primarily to the Business without first offering to turn over possession thereof to Thermo Instrument, by written notice at least 60 days prior to the proposed date of such disposition or destruction; (ii) ATI shall allow Thermo Instrument and its representatives access to such records and files, during normal working hours at its principal place of business or at any location where such records or files are stored; and (iii) Thermo Instrument shall have the right, at its own expense, to make copies of any such records and files; provided, however, that any such access or copying shall be had or done in such manner so as not to unreasonably interfere with normal conduct of ATI's business. For a period of seven years (or such longer period as may be required by law or as may be reasonably requested by ATI as a result of audits, tax contests or pending disputes) from the Closing Date, (i) Thermo Instrument shall not dispose of or destroy any of their business records or files to the extent they relate primarily to the Business as conducted prior to the Closing Date without first offering to turn over possession thereof to ATI, by written notice at least 60 days prior to the proposed date of such disposition or destruction; (ii) Thermo Instrument shall allow ATI and its representatives access to such records and files during normal working hours at its principal place of business or at any location where such records and files are stored; and (iii) ATI shall have the right, at its own expense, to make copies of any such records and files; provided, however, that any such access or copying shall be had or done in such manner so as not to unreasonably interfere with normal conduct of Thermo Instrument's business.

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                  (b)  Access.  Each party shall use its best efforts to
        afford the other parties access to (i) in the case of ATI, employees of ATI who remain employees of ATI following the Closing Date but are familiar with the Business and (ii) in the case of Thermo Instrument, employees of the Business, as any such other party shall reasonably request for its proper corporate purposes, including, without limitation, the defense of legal proceedings or the preparation and audit of tax returns. Such access may include interviews or attendance at depositions or legal proceedings; provided, however, that in any event all out-of-pocket expenses (excluding wage and salaries) reasonably incurred by any party in connection with this Section 4.5(b) shall be paid or promptly reimbursed by the party requesting such services.


                                    ARTICLE 5

                            CONDITIONS TO OBLIGATIONS

             Section 5.1. Conditions to Obligations of Thermo Instrument and Acquisition. The obligations of Thermo Instrument and Acquisition to consummate the transactions contemplated hereby are subject to the satisfaction, on or before the Closing, of the following conditions (unless waived in writing by Thermo Instrument and Acquisition in the manner provided in Section 6.2 hereof):

                  (a) Representations, Warranties and Performance of ATI. The representations and warranties set forth in Section 3.2 of the TMD Agreement shall be accurate on and as of the date hereof, and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent necessary to reflect the consummation of the transactions contemplated by the TMD Agreement), and ATI shall have performed all obligations and complied with all covenants required to be performed or to be complied with by it under this Agreement and the TMD Agreement prior to the Closing. ATI shall be permitted to deliver a revised Disclosure Schedule (as defined in the TMD Agreement) to TMD at any time prior to the Closing, provided, however, that Thermo Instrument shall be afforded not less than five business days prior to the Closing to review any such revised Disclosure Schedule and provided, further, that Thermo Instrument shall be entitled to terminate this Agreement and its obligations hereunder pursuant to Section 6.3 hereof in the event that any such additional or revised disclosure has or could have, in the sole judgment of Thermo Instrument, an adverse effect on the financial condition, assets, liabilities, earnings, business or prospects of ATI.

                  (b) Authorization. All action necessary to authorize the execution, delivery and performance hereof by ATI and the consummation of the transactions contemplated hereby, including

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        the approval by the Shareholders of the execution, delivery and performance of this Agreement and the transactions contemplated hereby in accordance with the General Corporation Law shall have been duly and validly taken by ATI. ATI shall have furnished Thermo Instrument with a copy of all resolutions adopted by its Board of Directors and Shareholders in connection with such actions, certified by the Secretary or an Assistant Secretary of ATI, together with copies of such other instruments and documents as Thermo Instrument shall have reasonably requested.

                  (c) TMD Transaction. All conditions precedent to the consummation of the TMD Transaction (other than the consummation of the transactions contemplated by this Agreement) shall have been satisfied or waived pursuant to the TMD Agreement.

                  (d) Consents. Any governmental authority having jurisdiction over any Acquired Company, Thermo Instrument or Acquisition or any other person in any contractual or other relationship with any Acquired Company, to the extent that its consent or approval is required by applicable law or regulation or any applicable contract or other instrument for the performance of this Agreement or the consummation of the transactions contemplated hereby or for the continuation of any existing contractual relationship with any Acquired Company, shall have granted any necessary consent or approval.

                  (e) Good Standing Certificates. ATI and each Acquired Company (to the extent that each such Acquired Company is organized in a jurisdiction where such certificates are generally available) shall have delivered to Thermo Instrument a long-form corporate good standing certificate from its jurisdiction of incorporation (or equivalent evidence of each such Acquired Company's status in the case of certain foreign jurisdictions) and good standing certificates from each jurisdiction in which ATI or such Acquired Company is qualified to transact business (or equivalent evidence of each such Acquired Company's status in the case of certain foreign jurisdictions).

                  (f) Officer's Certificate. ATI shall have delivered to Thermo Instrument a certificate executed by an officer of ATI, dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 5.1(a).

                  (g)  Legal Opinion of Counsel for ATI.  Thermo
        Instrument shall have received an opinion of Sonnenschein Nath & Rosenthal, counsel for ATI, dated the Closing Date and in the form attached hereto as Exhibit D, together with such other opinions of counsel to the Acquired Companies as Thermo
        Instrument may reasonably require.

                  (h)  No Litigation or Proceedings with Respect to this
        Agreement.   No legal action or other proceedings to restrain or
        prohibit the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

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                  (i)  Documents Satisfactory.  The form and substance of
        all legal matters contemplated herein and of all papers used or delivered hereunder shall be reasonably acceptable to Thermo Instrument, and Thermo Instrument shall have received all documents that it may have reasonably requested in connection with the transactions contemplated hereby, in form and substance reasonably satisfactory to it.

             Section 5.2.  Conditions to Obligations of ATI.  The
        obligations of ATI to consummate the transactions contemplated hereby are subject to the satisfaction, on or before the Closing, of the following conditions (unless waived by ATI in writing in the manner provided in Section 6.2 hereof):

                  (a) Performance of Covenants. Thermo Instrument and Acquisition shall have performed all obligations and complied with all covenants required to be performed or to be complied with by them under this Agreement prior to the Closing.

                  (b) Authorization. All action necessary to authorize the execution, delivery and performance hereof by Thermo Instrument and Acquisition and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Thermo Instrument and Acquisition. Thermo Instrument and Acquisition shall have furnished ATI with a copy of all resolutions adopted by the Board of Directors of Thermo Instrument and Acquisition in connection with such actions, certified by the Secretary or an Assistant Secretary of Thermo Instrument and Acquisition, respectively, together with copies of such other instruments and documents as ATI shall have reasonably requested.

                  (c) Consents. Any governmental authority having jurisdiction over ATI, to the extent that its consent or approval is required by applicable law or regulation for the performance of this Agreement or the consummation of the transactions contemplated hereby, shall have granted any necessary consent or approval.

                  (d) Permits and Approvals. Any and all consents, permits, approvals or other actions of any person, jurisdiction or authority required in the reasonable opinion of counsel for ATI for lawful consummation of the transactions contemplated hereby shall have been obtained, and shall be in full force and effect, and no such consent, permit, approval or other action shall contain any provision that in the reasonable judgment of such counsel is unduly burdensome.

                  (e) ATI Shareholder Approval. The approval by the Shareholders of the execution, delivery and performance of this Agreement and the transactions contemplated hereby in accordance with the General Corporation Law shall have been duly and validly obtained.

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






                  (f) Good Standing Certificates. Each of Thermo Instrument and Acquisition shall have delivered to ATI a corporate good standing certificate from its jurisdiction of incorporation.

                  (g) Officer's Certificate. Thermo Instrument shall have delivered to ATI a certificate executed by an officer of Thermo Instrument, dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 5.2(a).

                  (h) No Litigation or Proceedings with Respect to this Agreement. No legal action or other proceedings to restrain or prohibit the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

                  (i) Documents Satisfactory. The form and substance of all legal matters contemplated herein and of all papers used or delivered hereunder shall be reasonably acceptable to counsel for ATI and ATI shall have received all documents that such counsel may have reasonably requested in connection with the transactions contemplated hereby, in form and substance reasonably satisfactory to such counsel.

                  (j) Legal Opinion of Thermo Instrument's Counsel. ATI shall have received an opinion of Thermo Instrument's general counsel, dated the Closing Date and in the form attached hereto as Exhibit E.


                                    ARTICLE 6

                      MODIFICATION, WAIVER AND TERMINATION

             Section 6.1. Modifications and Amendments. The parties may mutually amend any provision of this Agreement at any time prior to the Closing Date; provided, however, that any amendment effected subsequent to the approval of this Agreement by the Shareholders shall be subject to the restrictions contained in the General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties.

             Section 6.2. Waivers. The parties hereto may, by a written signed instrument, extend the time for or waive the performance of any of the obligations of another party hereto or waive compliance by such other party with any of the covenants or conditions contained herein.

             Section 6.3. Termination. At any time prior to the Closing, this Agreement may be terminated (a) by mutual consent of Thermo Instrument and Acquisition, on the one hand, and ATI on the other; (b) by Thermo Instrument and Acquisition if (i) there has been a material breach by ATI of a covenant, representation

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





        or warranty contained in this Agreement or in the TMD Agreement;
        (ii) Thermo Instrument has notified ATI in writing of the existence of such breach; and (iii) the party in breach has failed to cure such breach within a reasonable period of time after receiving such notice; (c) by ATI if (i) there has been a material breach by Thermo Instrument or Acquisition of a covenant, representation or warranty contained in this Agreement;
        (ii) ATI has notified Thermo Instrument in writing of the existence of such breach; and (iii) Thermo Instrument or Acquisition, as the case may be, has failed to cure such breach within 30 days after receiving such notice; (d) by ATI, Thermo Instrument or Acquisition if (i) there shall be an order of a court in effect preventing consummation of the transactions contemplated by this Agreement or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to this Agreement, by a governmental authority that would make consummation of the transactions contemplated by this Agreement illegal; (e) by ATI, Thermo Instrument or Acquisition if the Closing does not occur by November 30, 1995; or (f) by Thermo Instrument or Acquisition if
        (i) ATI shall have elected to revise the Disclosure Schedule pursuant to Section 5.1(a) hereof and (ii) in the sole judgment of Thermo Instrument, any such additional or revised disclosure has or could have an adverse effect on the financial condition, assets, liabilities, earnings, business or prospects of ATI.

             Section 6.4. Effect of Termination. If this Agreement shall be terminated as provided in Section 6.3, this Agreement shall forthwith become void (except as otherwise provided in Section 4.4); provided, however, that the foregoing shall not relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.


                                    ARTICLE 7

                                     GENERAL

             Section 7.1. Notices. All notices, requests, demands, consents and other communications which are required or permitted hereunder shall be in writing, and shall be deemed given when actually received or if earlier, one day after deposit with a nationally recognized air courier or express mail, charges prepaid or three days after deposit in the U.S. mail by certified mail, return receipt requested, postage prepaid, addressed as follows:

             If to Thermo Instrument or Acquisition:

                  Thermo Instrument Systems Inc.
                  c/o Thermo Jarrell Ash Corporation
                  27 Forge Parkway
                  Franklin, Massachusetts  02038
                  Attention:  President

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






             With a copy to:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, Massachusetts  02254
                  Attention:  General Counsel

             If to ATI, to:

                  Analytical Technology, Inc.
                  The Schrafft Center
                  529 Main Street
                  Boston, Massachusetts  02129
                  Attention:  President

             With copies to:

                  Sonnenschein Nath & Rosenthal
                  Suite 8000 Sears Tower
                  233 South Wacker Drive
                  Chicago, IL  60606
                  Attention:  J. Ross Docksey, Esq.

             and to:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, Massachusetts  02254
                  Attention:  General Counsel

        or to such other address as any party hereto may designate in writing to the other parties, specifying a change of address for the purpose of this Agreement.

             Section 7.2. Entire Agreement. This Agreement supersedes any and all oral or written agreements or understandings heretofore made relating to the subject matter hereof (including without limitation the Letter of Intent executed by Thermo Instrument's parent company, Thermo Electron Corporation, and ATI dated July 19, 1995) and constitutes the entire agreement of the parties relating to the subject matter hereof.

             Section 7.3. Parties in Interest. All covenants and agreements, representations and warranties contained in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs, executors, administrators and personal representatives, whether so expressed or not.

             Section 7.4. No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the parties

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





        hereto, any rights or remedies under or by reason of this Agreement.

             Section 7.5. Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

             Section 7.6. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision shall not be affected thereby.

             Section 7.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             Section 7.8. Exhibits. The Exhibits attached hereto and referred to in this Agreement are a part of this Agreement for all purposes.

             Section 7.9. Assignment. This Agreement and the rights and duties hereunder shall be binding upon and inure to the benefit of the successors, assigns, heirs and legal and personal representatives of the parties hereto, but shall not be assignable or delegable by any party without the prior written consent of the other parties and any purported assignment without such prior written consent shall be null and void, except that Thermo Instrument and Acquisition may assign this Agreement, or rights and duties hereunder, after the Closing Date.

             Section 7.10. Further Assurances. ATI will execute and furnish to Thermo Instrument and Acquisition all documents and will do or cause to be done all other things that Thermo Instrument or Acquisition may reasonably request from time to time in order to give full effect to this Agreement and to effectuate the intent of the parties.

             Section 7.11. Gender. In this Agreement, unless the context requires otherwise the singular includes the plural, the plural the singular, the masculine gender includes the neuter, masculine and feminine genders and vice versa.

             Section 7.12. Public Announcement. The content and timing of any public announcement pertaining to this Agreement shall be subject to the prior agreement and approval of Thermo Instrument and ATI.

             Section 7.13. Governing Law. This Agreement shall be governed by the law of the State of Delaware applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof.

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             IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                      THERMO INSTRUMENT SYSTEMS INC.

        [Seal]                        By: /s/ Jonathan W. Painter

                                      Title: Treasurer



                                      ATI ACQUISITION CORP.

        [Seal]                        By: /s/ Jonathan W. Painter

                                      Title: Treasurer



                                      ANALYTICAL TECHNOLOGY, INC.

        [Seal]                        By: /s/ William J. Kennedy

                                      Title: Chairman and Chief Executive
                                             Officer


        Thermedics Inc. hereby joins this Agreement as a party for purposes of the rights and obligations set forth in Section 1.3 hereof.


                                      THERMEDICS INC.

        [Seal]                        By: /s/ John W. Wood, Jr.

                                      Title: President





        AA953410015











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